Exhibit 4.1

THE TERMS AND CONDITIONS OF THE RIGHTS OFFERING ARE SET FORTH IN THE COMPANY’S PROSPECTUS SUPPLEMENT DATED FEBRUARY 7, 2013 AND THE ACCOMPANYING PROSPECTUS (TOGETHER, THE “PROSPECTUS”) AND ARE INCORPORATED HEREIN BY REFERENCE. COPIES OF THE PROSPECTUS ARE AVAILABLE UPON REQUEST FROM REGAN AND ASSOCIATES, INC., THE INFORMATION AGENT.

URANIUM RESOURCES, INC.
Incorporated under the laws of the State of Delaware

SUBSCRIPTION RIGHTS AGREEMENT

Number of Shares Covered by Basic Subscription Right	Aggregate Price of FULL Exercise of Basic Subscription Right

Ladies and Gentlemen:

The undersigned, having received and read the Prospectus, understands that as holder of the common stock, par value $0.001 per share, or warrants of Uranium Resources, Inc. (the “Company”) as of 5:00 p.m. eastern standard time on January 28, 2013 (the “Record Date”), the undersigned is being given a basic subscription right entitling the undersigned to subscribe for up to the number of shares of the Company’s common stock shown above, at a subscription price of $2.55 per share.

The undersigned further understands that if and only if the undersigned fully exercises such basic subscription right, the undersigned is also being given an over-subscription privilege allowing the undersigned to subscribe for an unlimited number of additional shares (up to the total number of shares offered) of the same, subject to availability. The precise number of shares subject to the over-subscription privilege cannot be determined until it is known how many shares remain available after the exercise of the basic subscription rights of all stockholders and warrant holders. If sufficient shares of common stock are available, over-subscription requests will be honored in full. If over-subscription requests exceed the number of shares available, the available shares of common stock among rights holders who exercise their over-subscription privileges will be allocated pro ratably among them, based on the respective number of shares held or subject to warrants held by such rights holders as of the Record Date over the number of shares of the common stock outstanding or subject to warrants as of the Record Date (in each case, without giving effect to the number of shares subscribed for under the basic subscription rights), as described in the Prospectus. The basic subscription right and the over-subscription privilege are referred to collectively as the “subscription rights.” For more information concerning the subscription rights, please refer to the Prospectus.

Subscription rights are irrevocable once delivered as provided herein and may not be withdrawn without the consent of the Company.

Subscription rights must be exercised prior to 5:00 p.m., eastern standard time, on February 27, 2013 (as may be extended, the “Expiration Date”), and unexercised rights at the Expiration Date will expire without value.

Neither the Company nor its board of directors or management makes any recommendation to any stockholder or warrant holder as to whether to exercise the subscription rights. Each stockholder and warrant holder must make his or her own decision whether to exercise subscription rights and purchase shares and, if so, how many shares to purchase. Each stockholder and warrant holder is urged to carefully review the information contained or referred to in the Prospectus when deciding whether to exercise his or her subscription rights to purchase shares of the Company’s common stock.

The undersigned acknowledges and agrees that, if the Company determines in its sole discretion that the distribution of the subscription rights to the undersigned would require that the undersigned obtain prior clearance or approval from any state, federal or non-U.S. regulatory authority for the ownership or exercise of such subscription rights (or the ownership of additional shares pursuant to the exercise thereof), then such subscription rights are null and void and may not be held or exercised by the undersigned.

By properly completing, executing and timely delivering this Subscription Rights Agreement, accompanied by payment in full for the shares subscribed for hereby, the undersigned indicates his, her or its intention to subscribe to that number of shares of the Company’s common stock as set forth herein, upon the terms and subject to the conditions specified in the Prospectus.

PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY

(Note: Please refer to the accompanying Instructions for Use of Uranium Resources, Inc. Subscription Rights Agreement for further explanation of how to complete this Subscription Rights Agreement.)

1.             DELIVERY OF SUBSCRIPTION RIGHTS AGREEMENT:

Delivery by first class mail, by overnight courier or by hand delivery of this completed Subscription Rights Agreement, signed by the undersigned (with any signatures required to be guaranteed so guaranteed) and accompanied by payment in full for the shares subscribed for, must be received by the Expiration Date, unless extended, at:

Corporate Stock Transfer, Inc.
Attn: Operations Department
3200 Cherry Creek South Drive, Suite 430
Denver, Colorado 80209

If you send your Subscription Rights Agreement(s) and subscription price payment by mail, we recommend that you send them by registered mail, properly insured, with return receipt requested. Subscription rights not exercised prior to the Expiration Date will expire without value. (Note: Delivery other than in the manner or to the address listed above will not constitute valid delivery.) Do not send this Subscription Rights Agreement or payment to the Company.

2.             EXERCISE OF SUBSCRIPTION RIGHTS

Upon the terms and subject to the conditions specified in the Prospectus, the undersigned hereby subscribe(s) for the following shares of the Company’s common stock:

(A)	Basic Subscription Right—FULL Exercise		A
	Subscription is hereby made for ALL of the shares covered by the basic subscription right as set forth above, for the aggregate Subscription Price set forth on the first page hereof.		⃞ Only one of Box A or Box B may be checked
(B)	Basic Subscription Right—PARTIAL Exercise		B
	Subscription is hereby made for FEWER THAN ALL of the shares covered by the basic subscription right.		⃞
If Box B is checked, please complete the following two items:
Number of shares subscribed for:
	Subscription Price ($2.55 multiplied by the number of shares subscribed for):	$
(C)	Over-subscription Privilege		C
	Subscription is hereby made in addition to the shares covered by the basic subscription right. Please note that, in order to be eligible to purchase shares pursuant to the over-subscription privilege, you must have checked Box A above for the exercise of your FULL basic subscription right.		⃞
If Box C is checked, please complete the following two items:
Number of shares subscribed for:
	Subscription Price ($2.55 multiplied by the number of shares subscribed for):	$

3.             PAYMENT OF SUBSCRIPTION PRICE

Enter one of the following on the line below:

(1)       If Box A is checked, the Subscription Price set forth on the first page hereof, PLUS the Subscription Price set forth under Box C (if checked);

OR

(2)     If Box B is checked, the Subscription Price set forth under Box B.

TOTAL Subscription Price:	$

Payment for the shares subscribed for hereby is being made by the following method (check one):

⃞      Certified check payable to “Corporate Stock Transfer, Inc. (as Subscription Agent for Uranium Resources, Inc.)”

⃞      Bank draft (cashier’s check) payable to “Corporate Stock Transfer, Inc. (as Subscription Agent for Uranium Resources, Inc.)”

⃞         Wire transfer of immediately available funds directly to the account maintained by Corporate Stock Transfer, Inc. (as Subscription Agent for Uranium Resources, Inc.) for purposes of accepting subscriptions in this rights offering, at Key Bank, 1675 Broadway, Suite 300, Denver, CO 80202, ABA # 307070267, Account # 765071004574, Corporate Stock Transfer as Rights Agent for Uranium Resources, Inc., with reference to the subscription rights holder’s name.

4.       SPECIAL INSTRUCTIONS

(A)       The undersigned wishes that shares subscribed for hereby be registered differently, as follows:

(Note: Unless indicated otherwise below, shares will be registered in the same manner as set forth at the top of this Subscription Rights Agreement.)

Name in Which Shares Are to be Registered (Please Print):	Number of Shares:

(B)        The undersigned wishes that shares subscribed for hereby be delivered to an address other than as shown at the top portion of this Agreement, as follows:

(Mailing Address)
(City)	(State)	(Zip Code)	(Telephone)

      5.       SIGNATURE

Date:	Date:

Signature (Subscriber)	Signature (Subscriber)

Please print title or capacity (if other than individual stockholder or warrant holder)	Please print title or capacity (if other than individual stockholder or warrant holder)

6.      SIGNATURE GUARANTEE

(Complete only if Item 4 above completed)

Date:

Signature Guaranteed:

Name of Bank or Firm:
Authorized Signature:

IMPORTANT: The signature(s) should be guaranteed by an eligible guarantor institution (bank, stock broker, savings & loan association or credit union) with membership in an approved signature guarantee medallion program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.